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As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-198013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 4 TO
FORM F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FORWARD PHARMA A/S
(Exact Name of Registrant as Specified in its Charter)

Denmark	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Forward Pharma A/S
Østergade 24A, 1
1100 Copenhagen K, Denmark
+45 33 44 42 42
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

CT Corporation System
1015 15th Street, NW
Suite 1000
Washington, DC 20005
Tel: (202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Kristopher D. Brown Wayne J. Rapozo Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Tel: (212) 698-3500	David B. Allen David C. Lee K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, CA 92614 Tel: (949) 253-0900

          Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)

Ordinary shares, par value DKK 0.10 per share(5)	$240,952,382	$30,518.67(6)

(1)
Includes ordinary shares represented by American Depositary Shares, or ADSs, that may be purchased by the underwriters to cover over-allotments, if any.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").
(3)
Includes ordinary shares loaned by Nordic Biotech Opportunity Fund K/S to the Company (the "Borrowed Shares") as part of the initial deposit of ordinary shares into the American Depositary Receipt Program and the issuance of ADSs immediately following the consummation of this offering and sales of the ADSs for purposes of facilitating the orderly closing of this offering. The Company will issue ordinary shares in an amount equal to the Borrowed Shares to the underwriters and the underwriters will deposit such shares into the American Depositary Receipt Program, following which the Borrowed Shares underlying the ADSs shall be returned to Nordic Biotech Opportunity Fund K/S.
(4)
Calculated pursuant to Rule 457(o) of the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(5)
Each ADS represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6.
(6)
A filing fee of $25,760 was previously paid in connection with the initial filing of the Form F-1 on August 11, 2014. The remaining filing fee amount of $4,758.67 is being paid with the filing of this Amendment No. 4 to Form F-1.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 4 to Form F-1 is being filed solely for the purpose of filing certain exhibits to the Registration Statement on Form F-1. No change is being made to the prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, Part I and Items 6, 7 and 9 of Part II have not been included herein.

 PART II—Information not required in the prospectus

Item 8.    Exhibits

(a)
The following documents are filed as part of this Registration Statement:

1.1		Form of Underwriting Agreement.
3.1		English translation of form of Articles of Association of Forward Pharma A/S.
3.2	*	English translation of Articles of Association of Forward Pharma A/S dated July 24, 2014.
3.3	**	English translation of Articles of Association of Forward Pharma A/S dated September 9, 2014.
3.4	***	English translation of Articles of Association of Forward Pharma A/S dated September 30, 2014.
4.1	**	Registration Rights Agreement, dated September 11, 2014, between Forward Pharma A/S and each of the investors listed on Schedule A thereto.
4.2		Form of Deposit Agreement.
4.3		Form of American Depositary Receipt (included in Exhibit 4.2).
4.4	**	New Shareholders' Agreement, dated September 8, 2014, between Nordic Biotech K/S, Nordic Biotech Opportunity Fund K/S, NB FP Investment K/S and NB FP Investment II K/S.
4.5	*	Convertible Loan Agreement dated May 30, 2014 between Forward Pharma A/S and NB FP Investment II K/S.
4.6	*	Convertible Loan Agreement dated August 6, 2014 between Forward Pharma A/S and BVF Forward Pharma L.P.
4.7		Form of Stock Lending Agreement among Nordic Biotech Opportunity Fund K/S, Leerink Partners and Forward Pharma A/S.
5.1		Opinion of Nielsen Nørager, counsel of Forward Pharma A/S, as to the validity of the ordinary shares.
8.1		Opinion of Deloitte, as to certain tax matters.
8.2		Opinion of Dechert LLP, counsel of Forward Pharma A/S, as to U.S. tax matters.
10.1	*	Patent Transfer Agreement dated May 4, 2010 between Forward Pharma A/S and Aditech Pharma AG.
10.2	*	Framework Agreement dated July 11, 2014, between Nordic Biotech K/S, Nordic Biotech Opportunity Fund K/S, BML Healthcare I, L.P., NB FP Investment K/S, and NB FP Investment II K/S.
10.3	*	Form of Director and Officer Indemnification Agreement.
10.4	*	Indemnification Agreement with Joel Sendek.
21.1	*	List of subsidiaries.
23.1	***	Consent of Ernst & Young Denmark P/S.
23.2		Consent of Nielsen Nørager, counsel of Forward Pharma A/S (included in Exhibit 5.1).
23.3		Consent of Deloitte (included in Exhibit 8.1).
23.4		Consent of Dechert LLP, counsel of Forward Pharma A/S (included in Exhibit 8.2).

*
Filed as part of this registration statement on Form F-1 (Registration No. 333-198013) on August 11, 2014.

**
Filed as part of this registration statement on Form F-1 (Registration No. 333-198013) on September 12, 2014.

***
Filed as part of this registration statement on Form F-1 (Registration No. 333-198013) on October 2, 2014.

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Copenhagen, Denmark on October 9, 2014.

FORWARD PHARMA A/S

By:	/s/ PEDER MØLLER ANDERSEN
	Name:	Peder Møller Andersen
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 9, 2014, in the capacities indicated:

Name	Title

/s/ PEDER MØLLER ANDERSEN Peder Møller Andersen	Chief Executive Officer (principal executive officer)
/s/ JOEL SENDEK Joel Sendek	Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ FLORIAN SCHÖNHARTING Florian Schönharting	Director (Chairman)
* J. Kevin Buchi	Director
* Torsten Goesch	Director
* Jan G. J. van de Winkel	Director

*By:	/s/ FLORIAN SCHÖNHARTING Florian Schönharting Attorney-in-fact

 Signature of Authorized U.S. Representative of Registrant

        Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Forward Pharma A/S has signed this registration statement on October 9, 2014.

FORWARD PHARMA USA, LLC

By:	/s/ JOEL SENDEK

	Name:	Joel Sendek
	Title:	Chief Financial Officer

 Exhibit index

        The following documents are filed as part of this registration statement:

1.1		Form of Underwriting Agreement.
3.1		English translation of form of Articles of Association of Forward Pharma A/S.
3.2	*	English translation of Articles of Association of Forward Pharma A/S dated July 24, 2014.
3.3	**	English translation of Articles of Association of Forward Pharma A/S dated September 9, 2014.
3.4	***	English translation of Articles of Association of Forward Pharma A/S dated September 30, 2014.
4.1	**	Registration Rights Agreement, dated September 11, 2014, between Forward Pharma A/S and each of the investors listed on Schedule A thereto.
4.2		Form of Deposit Agreement.
4.3		Form of American Depositary Receipt (included in Exhibit 4.2).
4.4	**	New Shareholders' Agreement, dated September 8, 2014, between Nordic Biotech K/S, Nordic Biotech Opportunity Fund K/S, NB FP Investment K/S and NB FP Investment II K/S.
4.5	*	Convertible Loan Agreement dated May 30, 2014 between Forward Pharma A/S and NB FP Investment II K/S.
4.6	*	Convertible Loan Agreement dated August 6, 2014 between Forward Pharma A/S and BVF Forward Pharma L.P.
4.7		Form of Stock Lending Agreement among Nordic Biotech Opportunity Fund K/S, Leerink Partners and Forward Pharma A/S.
5.1		Opinion of Nielsen Nørager, counsel of Forward Pharma A/S, as to the validity of the ordinary shares.
8.1		Opinion of Deloitte, as to certain tax matters.
8.2		Opinion of Dechert LLP, counsel of Forward Pharma A/S, as to U.S. tax matters.
10.1	*	Patent Transfer Agreement dated May 4, 2010 between Forward Pharma A/S and Aditech Pharma AG.
10.2	*	Framework Agreement dated July 11, 2014, between Nordic Biotech K/S, Nordic Biotech Opportunity Fund K/S, BML Healthcare I, L.P., NB FP Investment K/S, and NB FP Investment II K/S.
10.3	*	Form of Director and Officer Indemnification Agreement.
10.4	*	Indemnification Agreement with Joel Sendek.
21.1	*	List of subsidiaries.
23.1	***	Consent of Ernst & Young Denmark P/S.
23.2		Consent of Nielsen Nørager, counsel of Forward Pharma A/S (included in Exhibit 5.1).
23.3		Consent of Deloitte (included in Exhibit 8.1).
23.4		Consent of Dechert LLP, counsel of Forward Pharma A/S (included in Exhibit 8.2).

*
Filed as part of this registration statement on Form F-1 (Registration No. 333-198013) on August 11, 2014.

**
Filed as part of this registration statement on Form F-1 (Registration No. 333-198013) on September 12, 2014.
***
Filed as part of this registration statement on Form F-1 (Registration No. 333-198013) on October 2, 2014.

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EXPLANATORY NOTE
PART II—Information not required in the prospectus
  Item 8. Exhibits
Signatures
Signature of Authorized U.S. Representative of Registrant
Exhibit index